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                                                                   EXHIBIT (10t)

                                 AMENDMENT NO. 4
                                       TO
                               BRUSH WELLMAN INC.
                      SUPPLEMENTAL RETIREMENT BENEFIT PLAN
                         (December 1, 1992 Restatement)


         Brush Wellman Inc., an Ohio corporation, hereby adopts this Amendment No. 4 to the Brush Wellman Inc. Supplemental Retirement Benefit Plan (December 1, 1992 Restatement) (the "Plan").

                                       I.

         Article VI of the Plan is amended by adding at the end thereof the following:

         Section 6.7 -- 1999 Special Election

                  Notwithstanding any other provision of the Plan to the contrary, except Section 9.5 (as contemplated in this Section 6.7), each of David C. Deubner and John J. Pallam, may elect to forego all rights and benefits under the Plan with respect to his Supplemental Savings Plan Account in consideration of an award of "Options", as defined in the Brush Wellman Inc. Key Employee Share Option Plan (the "KESOP"), in accordance with the following and such rules and procedures as may be established by the Committee consistent with the following:

                  (i) Such election may be made only by delivery during a period occurring in 1998, which period shall begin and shall end prior to the effective date of the election, by the Participant to the Company of a written election on a form prescribed therefor by the Committee, which form shall be substantially in the form of Exhibit II attached hereto and made a part hereof;

                  (ii) In the case of a Participant who makes the election provided for under this Section 6.7, neither the Participant, the Participant's Beneficiary, nor any other person claiming through or under the Participant shall thereafter have any rights under or with respect to Article VI of the Plan and all provisions of the Plan shall be construed, interpreted, and applied accordingly;

                  (iii) In the case of Participant who makes the election provided for under this Section 6.7 and who would have credits to his Supplemental Savings Plan Account occur under Section 6.2 after


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                           the effective date of such election without regard to
                           this Section 6.7, such credits shall not occur but such Participant's Excess Credited Compensation shall be reduced without regard to the election under this
                           Section 6.7;

                  (iv) The provisions of this Section 6.7 shall not result in any right of a Participant to receive Excess Credited Compensation that such Participant has elected to reduce;

                  (v) The terms and conditions of Options awarded under the KESOP in respect of any election under this Section
                           6.7 shall be determined under the KESOP;

                  (vi) Such election shall include a consent to Amendment No. 4 to the Plan in accordance with Section 9.5 of the Plan and a consent under the Trust Agreement for Brush Wellman Inc. Supplemental Retirement Benefit Plan dated January 8, 1993 (the "Trust Agreement"), to Amendment No. 2 to the Trust Agreement, which Amendment No. 2 to the Trust Agreement provides for return to the Company of any assets of the Participant's separate account(s) under the Trust Agreement;

                  (vii) Such election shall be irrevocable after delivery thereof to the Company, and such election shall (except as otherwise provided in clause (viii) below) become effective upon delivery thereof to the Company; and

                  (viii)   Notwithstanding the foregoing provisions of this
                           Section 6.7, if the employment with the Controlled Group of any Participant described in this Section
                           6.7 shall terminate prior to the effective date of his election made pursuant to this Section 6.7 the provision of this Section 6.7 shall not apply with respect to such Participant and any election of such Participant made pursuant to this Section 6.7 shall be void ab initio.

                                       II.

         The changes to the Plan made by Section I of this Amendment No. 4 shall be effective beginning December 1, 1998.

         Executed at Cleveland, Ohio this _____ day of _______________, 1998.


                                             BRUSH WELLMAN INC.

                                             By:

                                             Title:____________________________